Workhorse Group Inc. 2019 Incentive Stock Plan
NONSTATUTORY STOCK OPTION AWARD AGREEMENT

1.Grant of Nonstatutory Stock Option Award. In accordance with and subject to the terms and conditions of (a) the Workhorse Group Inc. 2019 Incentive Stock Plan, as it may be amended from time to time (the “Plan”) and (b) this Nonstatutory Stock Option Award Agreement (the “Agreement”), Workhorse Group Inc. (the “Company”) grants to the Participant identified on Schedule 1 attached hereto (the “Grantee”) an option to purchase the number of shares (the “Shares”) of common stock of the Company (the “Stock”) set forth on Schedule 1, at the exercise price per Share (the “Exercise Price”) set forth on Schedule 1, on the terms and conditions set forth in this Agreement (the “Option”). The Option is intended to be a Nonstatutory Stock Option and not an “incentive stock option” within the meaning of Section 422 of the Code. The Option awarded under this Agreement shall be deemed to have been granted on the date set forth on Schedule 1 (the “Grant Date”). The grant of the Option is made in consideration of the services to be rendered by the Grantee to the Company. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Plan.
2.Acceptance by Grantee. This Option award is conditioned upon acceptance by the Grantee of the terms, conditions, restrictions and limitations of this Agreement, including the condition that the Grantee enter into that certain Employee Non-Compete Agreement (the “Non-Compete Agreement”) described in Section 11 hereof, as evidenced by the Grantee’s execution of Schedule 1 to this Agreement and the Non-Compete Agreement, and the delivery of an executed copy of such instruments to the Company. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the provisions thereof, and accepts the Option subject to all of the terms, conditions, restrictions and limitations of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares subject to this Option and that the Grantee should consult a tax advisor prior to such exercise or disposition.
3.Exercise Period; Vesting.
a.Vesting Schedule. The Option will become vested and exercisable with respect to one-sixth of the total number of Shares on __________, 2022, an additional one-sixth of the total number of Shares on ________, 2022, an additional one-sixth of the total number of Shares on __________, 2023, an additional one-sixth of the total number of Shares on ____________, 2023, an additional one-sixth of the total number of Shares on ________, 2024, and the final one-sixth of the total number of Shares on __________, 2024, subject to the provisions of Section 4 hereof regarding termination of the Option following the termination of the Grantee’s employment with the Company. Except as otherwise provided herein or in the Plan, in the event that the Grantee’s employment with the Company is terminated prior to the date on which the Option or any portion thereof becomes vested, the unvested portion of the Option shall expire and shall not become exercisable by the Grantee.

b.Accelerated Vesting upon Involuntary Termination. In the event of the Grantee’s Involuntary Termination (as defined in the Employment Agreement by and between the Grantee and the Company dated as of July 25, 2021 (the “Employment Agreement”)) the vesting of the Option shall be accelerated with respect to the number of Shares that would have vested if the Grantee’s employment with the Company had continued and ended on the 12-month anniversary following the date of the Involuntary Termination.
c.Accelerated Vesting upon Termination Upon Change of Control. In the event of the Grantee’s Termination Upon Change of Control (as defined in the Employment Agreement), the vesting of the Option shall be accelerated with respect to 100% of the Shares subject to the Option.
d.Expiration. This Option will expire on the expiration date set forth on Schedule 1 (the “Expiration Date”), or earlier as provided in this Agreement or the Plan and may not be exercised after such date.
4.Termination of Employment.
a.Termination for Reasons Other Than Involuntary Termination, Termination Upon Change of Control, Death, or Permanent Disability. If the Grantee’s employment is terminated for any reason other than Involuntary Termination, Termination Upon Change of Control, death or Permanent Disability (as defined in the Employment Agreement), the Grantee may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (i) 30 days following the termination of the Grantee’s employment, or (ii) the Expiration Date.
b.Termination due to Involuntary Termination. If the Grantee’s employment is terminated due to an Involuntary Termination, the Grantee may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (i) 1 year following the termination of the Grantee’s employment, or (ii) the Expiration Date.
c.Termination due to Termination Upon Change of Control. If the Grantee’s employment is terminated due to a Termination Upon Change of Control, the Grantee may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (i) 1 year following the termination of the Grantee’s employment, or (ii) the Expiration Date.
d.Termination for Cause. If the Grantee’s employment is terminated by the Company for Cause (as defined in the Employment Agreement), the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.
e.Termination due to Permanent Disability. If the Grantee’s employment or performance of services terminates as a result of the Grantee’s Permanent Disability, the Grantee may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (i) the date 12 months following the Grantee’s termination of employment or service, or (ii) the Expiration Date.

f.Termination due to Death. If the Grantee’s employment terminates as a result of the Grantee’s death, the vested portion of the Option may be exercised by the Grantee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Grantee’s death, but only within the time period ending on the earlier of (i) the date 12 months following the Grantee’s death, or (ii) the Expiration Date.
5.Manner of Exercise.
a.Election to Exercise. To exercise the Option, the Grantee (or in the case of exercise after the Grantee’s death or incapacity, the Grantee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company a notice of intent to exercise in the manner designated by the Board.
If someone other than the Grantee exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.
6.Payment of Exercise Price. The aggregate Exercise Price shall become immediately due upon exercise of the Option and shall be paid in cash or check made payable to the Company. Should the Company’s outstanding Stock be registered under Section 12(g) of the Exchange Act at the time the Option is exercised, then the exercise price may also be paid as follows:
a.in shares of Stock held by the Grantee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the exercise date, or
b.through a special sale and remittance procedure pursuant to which the Grantee shall concurrently provide irrevocable written instructions (i) to a Company designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such purchase, and (ii) to the Company to deliver the purchased Shares directly to such brokerage firm in order to complete the sale transaction.
At the discretion of the Board, exercisable at the time of Option exercise, the aggregate Exercise Price may also be paid (x) by Grantee’s delivery of a promissory note in form and substance satisfactory to the Company and permissible under applicable securities rules and bearing interest at a rate determined by the Board in its sole discretion, but in no event less than the minimum rate of interest required to avoid the imputation of compensation income to the Grantee under the federal income tax laws, or (y) in such other form of consideration permitted by the State of Nevada corporations law as may be acceptable to the Board including cashless exercise.
The aggregate Exercise Price may also be paid by any combination of the foregoing methods.

7.Withholding. Prior to the issuance of Shares upon the exercise of the Option, the Grantee must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Grantee may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by tendering a cash payment. The Company has the right to withhold from any compensation paid to the Grantee.
8.Issuance of Shares. Provided that the exercise notice and payment are in form and substance satisfactory to the Company, the Company shall issue the Shares registered in the name of the Grantee, the Grantee’s authorized assignee, or the Grantee’s legal representative which shall be evidenced by stock certificates representing the Shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company. In lieu of the issuance of a share certificate evidencing Shares, the Company may use a “book entry” system in which a computerized or manual entry is made in the records of the Company to evidence the issuance of such Shares. Such Company records are, absent manifest error, binding on all parties.
9.Change of Control.
a.Acceleration of Vesting. Unless otherwise determined by the Board at the time of a Change of Control (as defined in the Employment Agreement), a Change of Control shall have no effect on the Option other than as provided herein.
b.Cash-out. In the event of a Change of Control, the Board may, in its discretion and upon at least 10 days’ advance notice to the Grantee, cancel the Option and pay to the Grantee the value of the Option based upon the price per Share received or to be received by other shareholders of the Company in the Change of Control event. Notwithstanding the foregoing, if at the time of a Change of Control the Exercise Price of the Option equals or exceeds the price paid for a Share in connection with the Change of Control, the Board may cancel the Option without the payment of consideration therefor.
10.Nonassignability. Except as otherwise provided herein and in the Plan, the right of the Grantee under this Option shall not be assignable or transferable by the Grantee other than to a designated beneficiary upon the Grantee’s death by will or the laws of descent and distribution. Any such assignment or transfer shall be null and void and without effect upon any attempted assignment or transfer, except as provided herein or in the Plan, including, without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation, or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process, or similar process, whether legal or equitable, upon the Option (or the rights represented thereby).
11.Conditions of Granting Award.
(a)    Execution of the Non-Compete Agreement. Grantee understands and agrees that, as a condition to the Company granting the Option under this Agreement, he must execute and deliver the Non-Compete Agreement. Grantee further understands that the Non-Compete Agreement shall become effective upon Grantee’s execution and delivery thereof and that it shall remain in effect for the period described therein, which period would include a period following Grantee’s termination of employment with the Company irrespective of the whether or not Grantee becomes vested in the Option in accordance with this Agreement.
12.Compliance with Law. The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed. No Shares shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Shares with the Securities and Exchange Commission, any state securities commission, or any stock exchange to effect such compliance.
13.Adjustments. The Shares subject to the Option may be adjusted or terminated in any manner as contemplated by Section 8 of the Plan.
14.No Right to Continued Employment. Nothing contained in the Plan or in this Agreement, nor any action taken by the Board, shall confer upon Grantee any right with respect to continuation of employment by the Company as an employee or service as an officer or director nor interfere in any way with the right of the Company to terminate Grantee’s employment or other service as an employee, officer or director at any time with or without Cause, including during the vesting period.
15.No Rights as Shareholder. The Grantee shall not have any rights as a shareholder with respect to any Shares subject to the Option unless and until certificates representing the Shares have been issued by the Company to the holder of such Shares, or the Shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by such holder.
16.Governing Law; Venue; Dispute. This Agreement has been granted, executed and delivered in the State of Ohio, and the interpretation and enforcement shall be governed by the laws thereof without regard to conflict of laws principles, and subject to the exclusive jurisdiction of the courts therein. Any dispute regarding the interpretation of this Agreement shall be submitted by Grantee or the Company to the Board for review. The resolution of such dispute by the Board shall be final, binding and conclusive on the Grantee and the Company.
17.Notices. Any notice required to be given pursuant to this Agreement or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to Grantee at the address last provided by Grantee for Grantee’s service provider records. Any notice to the Company shall be addressed to the chief financial officer or to the chief executive officer of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
18.Agreement Subject to Plan. This Agreement is made pursuant to the Plan and shall be interpreted to comply therewith. A copy of the Plan is available to Grantee, at no charge, at the principal office of the Company. The provisions of the Plan, as they may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any provision contained herein and a provision of the Plan, the applicable provisions of the Plan will govern and prevail.
19.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on assignment and transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.
20.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
21. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Board at any time, in its discretion. The grant of the Option pursuant to this Agreement does not create any contractual right or other right to receive any Options or other Grants in the future. Future Grants, if any, will be at the sole discretion of the Board. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment or other service with the Company.
22.Amendment. The Board has the right to amend, alter, suspend, discontinue or cancel the Plan, prospectively or retroactively; provided, that, no such amendment shall alter or impair the Grantee’s material rights and obligations under this Agreement without the Grantee’s written consent.
23.No Effect on Other Benefits. The value of the Grantee’s Option is not part of Grantee’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit, unless the express provisions of a written service provider benefit provides otherwise.
24.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
IN WITNESS WHEREOF, the parties hereto have caused this Nonstatutory Stock Option Award Agreement to be executed as of the date set forth on Schedule 1 to this Agreement.

[Schedule 1 follows]

Schedule 1
Nonstatutory Stock Option Award Agreement
Name of Grantee:    Richard Dauch

Number of Shares:

Exercise Price per Share    $________

Date of Grant:     , 2021

The undersigned agrees to the terms and conditions of the Plan and Nonstatutory Stock Option Award Agreement of which this Schedule 1 is a part.

COMPANY:	WORKHORSE GROUP INC., a Nevada corporation
By:
Name:
Title:
Date:

GRANTEE:
By:
(signature)
Date: